Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279277

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion, dated June 26, 2025

Preliminary Prospectus Supplement
(To prospectus dated May 22, 2024)

$85,000,000

CorMedix Inc.

Common Stock

We are offering                         shares of our common stock. Our common stock is listed on the Nasdaq Global Market under the symbol “CRMD.” On June 25, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $14.97 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risks discussed under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering.

The underwriters have agreed to purchase the shares of our common stock from us at a price of $ per share, which will result in $ of proceeds to us before expenses. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. For additional information regarding underwriting compensation, see “Underwriting.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or accompanying prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional                 shares of our common stock.

Delivery of the shares of common stock is expected to be made on or about                 , 2025.

Sole Bookrunner

RBC Capital Markets

The date of this prospectus supplement is      , 2025.

Prospectus

S-i

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate as of any date other than the date of those respective documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

For investors outside of the United States: We are not, and the underwriters are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process pursuant to which we may, from time to time, sell common stock or other securities, of which this offering is a part. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement and any free writing prospectus we authorize for use in connection with this offering may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with information contained in the accompanying prospectus or in any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, the information in this prospectus supplement will be deemed to modify or supersede the information contained in the accompanying prospectus and such documents incorporated by reference herein or therein. This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into each and any free writing prospectus we authorize for use in connection with this offering include important information about us, the shares of our common stock and other information you should consider before purchasing the shares of our common stock. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement for additional information.

This prospectus supplement and accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and accompanying prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “CorMedix,” the “Company,” “we,” “our” and “us” in this prospectus supplement and accompanying prospectus, we mean CorMedix Inc. and its consolidated subsidiaries, unless otherwise specified.

DefenCath® and CorMedix Inc. are our filed trademarks. All other trade names, trademarks and service marks appearing in this prospectus supplement are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus supplement, appear with the trade name, trademark or service mark notice and then throughout the remainder of this prospectus supplement without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements, which may include, but are not limited to, statements concerning the following:

●	We have a history of operating losses, may incur additional operating losses in the future and may never achieve sustained profitability.
●	We may need to finance our future cash needs through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements. Any additional funds that we obtain may not be on terms favorable to us or our stockholders, may dilute our stockholders, and may require us to relinquish valuable rights.
●	We are highly dependent on the continued successful commercialization of our only approved product, DefenCath.
●	The continued successful commercialization of DefenCath will depend on maintaining coverage and reimbursement for use of DefenCath from third-party payors.
●	We have significant customer concentration, with a limited number of customers accounting for a large portion of our revenues.
●	Successful development and commercialization of new product lines is uncertain.
●	Final approval by regulatory authorities of our product lines for commercial use may be delayed, limited or denied, any of which could adversely affect our ability to generate operating revenues.
●	Our approved product, DefenCath, is, and our other product lines (if approved) will be, subject to extensive post-approval regulation.
●	Current healthcare laws and regulations in the U.S. and future legislative or regulatory reforms to the U.S. healthcare system may affect our ability to commercialize DefenCath and future marketed products profitably.

●	Healthcare policy changes, including reimbursement policies for drugs and medical devices, may have an adverse effect on our business, financial condition and results of operations.
●	Risks relating to data privacy could create additional liabilities for us.
●	Clinical trials required for our product lines, including, but not limited to, new uses or formulations of DefenCath and the required DefenCath Pediatric Research Equity Act study, may be expensive and time-consuming, and their outcome is uncertain.

●	Changes in funding for the U.S. Food and Drug Administration and other government agencies or future government shutdowns or disruptions could cause delays in the submission and regulatory review of marketing applications, including supplements, which could negatively impact our business or prospects.
●	Healthcare institutions, physicians and patients may not accept and use our products.
●	Competition and technological change may make DefenCath, as well as our other product lines or indications, less attractive or obsolete.
●	If we lose key management or scientific personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in compensation costs, our business may materially suffer.
●	We may not successfully manage our growth.
●	If we are unable to effectively recruit, train, retain and equip our sales force, our ability to continue successfully commercialize DefenCath will be harmed.
●	Our business may be adversely affected by tariffs, trade sanctions or similar government actions.
●	We face the risk of product liability claims and the amount of insurance coverage we hold now or in the future may not be adequate to cover all liabilities we might incur.
●	We may be exposed to liability claims associated with the use of hazardous materials and chemicals.
●	If we and our licensors do not obtain protection for and successfully defend our respective intellectual property rights, competitors may be able to take advantage of our research and development efforts to develop competing products.
●	Intellectual property disputes could require us to spend time and money to address such disputes and could limit our intellectual property rights.
●	We depend on third-party suppliers and contract manufacturers for the supply and manufacture of DefenCath and our product lines, as well as our APIs, which subjects us to potential cost increases and manufacturing delays that are not within our control.
●	We rely on third parties to conduct our clinical trials and pre-clinical studies. If those parties do not successfully carry out their contractual duties or meet expected deadlines, our product lines may not advance in a timely manner or at all.
●	Our executive officers and directors may exercise stock options and sell shares of their stock, and these events could adversely affect our stock price.
●	Our common stock price has fluctuated considerably and is likely to remain volatile, in part due to the limited market for our common stock and you could lose all or a part of your investment.
●	A significant number of additional shares of our common stock may be issued at a later date, and their sale could depress the market price of our common stock.
●	Our internal control over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur.
●	We are a “smaller reporting company” and we cannot be certain if the reduced reporting requirements applicable to such companies could make our common stock less attractive to investors.

All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in the Risk Factor Summary below and sections titled “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in CorMedix’s other filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the dates of the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-4, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Overview

CorMedix is a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions.

Our primary focus is commercializing our lead product, DefenCath® (taurolidine and heparin), in the U.S. The name DefenCath is the U.S. proprietary name approved by the U.S. Food and Drug Administration (“FDA”). CorMedix launched the product commercially in April 2024 in the inpatient setting and July 2024 in the outpatient hemodialysis setting.

DefenCath is an FDA approved antimicrobial catheter lock solution (“CLS”) (a formulation of taurolidine 13.5 mg/mL, and heparin 1000 USP Units/mL) indicated to reduce the incidence of catheter-related bloodstream infections (“CRBSI”) in adult patients with kidney failure receiving chronic hemodialysis through a central venous catheter (“CVC”). It is indicated for use in a limited and specific population of patients. CRBSIs can lead to treatment delays and increased costs to the healthcare system when they occur due to extended and often repeat hospitalizations, need for IV antibiotic treatment, long-term anticoagulation therapy, removal/replacement of the CVC, related treatment costs, as well as increased mortality. We believe DefenCath can address a significant unmet medical need.

Following the submission of a duplicate New Technology Add-On Payment (“NTAP”) application to Centers for Medicare and Medicaid Services (“CMS”), CMS issued the Inpatient Prospective Payment System (“IPPS”) 2024 proposed rule that includes a NTAP per hospital stay for DefenCath. This NTAP represents reimbursement to inpatient facilities of 75% of the wholesaler acquisition cost (“WAC”) price per 3 mL vial, and an average utilization of 19.5 vials per hospital stay. The final IPPS rule was amended as of October 1, 2024 to reflect the current WAC of $249.99 per 3ml vial resulting in a potential maximum NTAP of $3,656.10, which CMS has extended through November 15, 2026.

On November 15, 2023, we announced that the FDA approved the new drug application (“NDA”) for DefenCath to reduce the incidence of CRBSI in adult patients with kidney failure receiving chronic hemodialysis through a CVC, DefenCath is indicated for use in a limited and specific population of patients. DefenCath is the first and only FDA-approved antimicrobial CLS in the U.S. and was shown to reduce the risk of CRBSI by up to 71% in a Phase 3 clinical study. As a result of the November 2023 FDA approval, CorMedix launched the product commercially in April 2024 in the inpatient setting and July 2024 in the outpatient hemodialysis setting.

DefenCath is listed in the Orange Book as having new chemical entity (“NCE”) exclusivity (5 years) expiring on November 15, 2028, and the Generating Antibiotic Incentives Now (“GAIN”) exclusivity extension of the NCE exclusivity (an additional 5 years) expiring on November 15, 2033. The GAIN exclusivity extension of 5 years is the result of the January 2015 designation of DefenCath as a Qualified Infectious Disease Product (“QIDP”).

On January 25, 2024, CMS determined that DefenCath should be classified as a renal dialysis service that is subject to the Medicare end-stage renal disease prospective payment system (“ESRD PPS”). The ESRD PPS provides bundled payment for renal dialysis services, but also affords a transitional drug add-on payment adjustment, or TDAPA, which provides temporary, additional payments for certain new drugs and biologicals. We submitted an application for TDAPA on January 26, 2024, and received confirmation that our application was approved on April 18, 2024 for a July 1, 2024 implementation. We also submitted a Healthcare Common Procedure Coding System (“HCPCS”) application for a J-code to CMS on December 8, 2023, for DefenCath, which is relevant to billing and the TDAPA application. The HCPCS J-code for DefenCath was published by CMS on April 2, 2024. TDAPA reimbursement is calculated based on 100 percent ASP (or 100 percent of wholesale acquisition price or manufacturers’ list price, respectively, if such data is unavailable). TDAPA and post-TDAPA add-on payment adjustments for DefenCath apply for five years (with such add-on payments applying to all ESRD PPS payments for years three through five). CMS confirmed a July 1, 2024 implementation date for HCPCS and TDAPA.

We announced on June 6, 2024 that the CMS has determined that DefenCath qualified for pass-through status under the hospital Out-Patient Prospective Payment System (“OPPS”). Pass-through status provides for separate payment under Medicare Part B for the utilization of DefenCath in the outpatient ambulatory setting for a period of at least two years, and up to a maximum of three years. While vascular access for hemodialysis can be initiated in an inpatient setting, ambulatory surgical centers or vascular access centers offer a less-invasive, outpatient-based alternative for patients. We estimate that up to 100,000 hemodialysis-central venous catheter (“HD-CVC”) placements occur each year, and pass-through status offers providers a separate reimbursement mechanism in this setting of care administration of DefenCath.

Subsequent to the launch of DefenCath in April 2024, we announced U.S.-based multi-year commercial supply agreements consisting of a large and several mid-sized dialysis organizations. Each provider has customized an implementation plan to provide access to patients based on a variety of clinical and other factors. We believe the currently contracted customer base represents roughly 60% of the outpatient dialysis centers in the U.S., in terms of the total addressable patient market.

In the second quarter of 2025, we commenced a Phase 3 study for the reduction of Central Line Associated Blood Stream Infections (CLABSIs) in adult patients receiving total Parenteral Nutrition (TPN) through the central venous catheter.

Recent Developments

On June 23, 2025, we announced that our Large Dialysis Organization (“LDO”) customer has commenced ordering and will begin the implementation of DefenCath in its patients. Implementation will initially target at least 50% more patients than previously communicated, with the opportunity for further expansion which creates additional revenue opportunities in both the near and longer term. In connection with this expanded utilization, we have amended our existing agreement with the LDO customer to reflect the anticipated increased use of product.

Corporate Information

Our principal executive offices are located at 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922. Our telephone number is (908) 517-9500, and our website address is www.cormedix.com. The website and the information contained therein or connected thereto are not incorporated into this prospectus supplement. Our common stock is listed on the Nasdaq Global Market under the symbol “CRMD.”

This prospectus supplement and all of our filings under the Exchange Act, including copies of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge through our website on the date we file those materials with, or furnish them to, the SEC. Such filings are also available to the public on the SEC’s website at www.sec.gov.

THE OFFERING

Issuer	CorMedix Inc.

Common stock offered by us	shares of our common stock (or shares of common stock, assuming the underwriters exercise in full their option to purchase additional shares as described below).

Underwriters’ option to purchase additional shares of common stock	The underwriters have an option to purchase up to an additional shares of common stock from us. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting”.

Common stock to be outstanding immediately after the offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares of common stock).

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, expenses related to research and the development of product candidates, and potential strategic transactions, including acquisitions, joint ventures or collaborations, involving companies, products or assets that complement our business. See “Use of Proceeds” on page S-6 for additional information.

Risk factors	See “Risk Factors” beginning on page S-4 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	“CRMD”

Except as otherwise indicated, all information in this prospectus supplement is based upon 67,711,098 shares of our common stock outstanding as of March 31, 2025, and excludes:

●	options to purchase an aggregate of 6,089,759 shares of our common stock issued to our officers, employees, directors and non-employee consultants under our 2013 Stock Plan, 2019 Stock Plan and Amended and Restated 2019 Stock Plan, with an aggregate weighted average exercise price of $4.42 per share;

●	1,861,036 restricted stock units and performance stock units issuable into an aggregate of 1,861,036 shares of our common stock;

●	2,000 shares of Series C-3 Non-Voting Convertible Preferred Stock, which are convertible into 4,000 shares of our common stock;

●	89,623 shares of Series E Voting Convertible Preferred Stock, which are convertible into 391,953 shares of our common stock; and

●	48,909 shares of our common stock issuable for payment of deferred board compensation.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of outstanding options, restricted stock units, performance stock units or convertible preferred stock after March 31, 2025 and no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are on file with the SEC and incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Common Stock and This Offering

Our share price may be volatile, and you may be unable to sell your shares of common stock at or above the offering price.

The market price of our common stock is likely to be volatile and could be subject to wide fluctuations in response to many risk factors listed in this section or incorporated by reference herein, and others beyond our control.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, tariffs, international currency fluctuations, or international conflicts may negatively impact the market price of our common stock. If the market price of our common stock after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

Purchasers of shares of our common stock in this offering will experience immediate and substantial dilution in the book value of their investment.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your stock of $                 per share, based on the public offering price of $          per share, because offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. To the extent we raise additional capital by issuing equity securities, our stockholders will experience substantial additional dilution. The exercise or settlement of outstanding stock options, restricted stock units, performance stock units and convertible preferred stock may result in further dilution of your investment. Additionally, because the sales of shares of our common stock offered hereby will be made directly into the market, the prices at which we sell such securities will vary and these variations may be significant. As a result, you may suffer dilution if you purchase shares in this offering at a higher price than other shares offered hereby are sold. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

Future sales of our common stock in the public market, or the perception that such sales could occur, could cause our stock price to fall.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

If the estimates we make, or the assumptions on which we rely, in preparing our consolidated financial statements are incorrect, our actual results may vary from those reflected in our projections and accruals.

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. We cannot assure you, however, that our estimates, or the assumptions underlying them, will be correct.

Further, from time to time we issue financial guidance relating to our expectations for certain financial measures, which guidance is based on estimates and the judgment of management. If, for any reason, our expectations differ materially from our guidance, we may have to adjust our publicly announced financial guidance. If we fail to meet, or if we are required to change or update any element of, our publicly disclosed financial guidance or other expectations about our business, our stock price could decline.

We rely on third parties to conduct our clinical trials and pre-clinical studies. If those parties do not successfully carry out their contractual duties or meet expected deadlines, our product lines may not advance in a timely manner or at all.

In the course of our pre-clinical and clinical trials, we may rely on third parties, including laboratories, investigators, and manufacturers, to perform critical services for us. Preclinical laboratory studies that support or are intended to support applications for research or marketing permits for FDA-regulated products must be conducted consistent with regulations on Good Laboratory Practice (“GLP”). Study sites are responsible for many aspects of the trials, including finding and enrolling subjects for testing and administering the trials. Although we may rely on these third parties to conduct our pre-clinical and clinical trials, we are responsible for ensuring that each of our trials is conducted in accordance with its investigational plan and protocol and that the integrity of the studies and resulting data is protected. Moreover, the FDA and foreign regulatory authorities require us to comply with regulations and standards, commonly referred to as Good Clinical Practices (“GCPs”), for conducting, monitoring, recording, and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate, and that the trial subjects are adequately informed of the potential risks of participating in such trials. Our reliance on third parties does not relieve us of these responsibilities and requirements. These third parties may not be available when we need them or, if they are available, may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner, and we may need to enter into new arrangements with alternative third parties and our clinical trials may be extended, delayed or terminated. These independent third parties may also have relationships with other commercial entities, some of which may compete with us. In addition, if such third parties fail to perform their obligations in compliance with our protocols or the applicable regulatory requirements, our trials may not meet regulatory requirements or may need to be repeated, we may not receive marketing approvals, or we or such third parties may face regulatory enforcement. As a result of our dependence on third parties, we may face delays, failures or cost increases outside of our direct control. These risks also apply to the development activities of collaborators, and we do not control their research and development, clinical trial or regulatory activities.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are selling in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $                   million, or approximately $                   million if the underwriters exercise in full their option to purchase up to additional shares of common stock.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, expenses related to research and the development of product candidates, and potential strategic transactions, including acquisitions, joint ventures or collaborations, involving companies, products or assets that complement our business.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the proceeds to be received upon the completion of this offering, the actual amounts that we will spend on the uses set forth above, nor can we guarantee that the Company will maintain profitability. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the application of the net proceeds as set forth above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Further, pursuant to the terms of our Series C-3 Non-Voting Convertible Preferred Stock and Series E Voting Convertible Preferred Stock, we may not declare or pay any dividends or make any distributions on any of our shares or other equity securities as long as any of those preferred shares remain outstanding. Subject to applicable law and our certificate of incorporation and bylaws and the terms of any preferred stock, payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our board of directors.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as-adjusted net tangible book value per share of our common stock immediately after this offering. We calculate net tangible book value per share by dividing the net tangible book value (our tangible assets less our total liabilities) by the number of outstanding shares of our common stock.

The historical net tangible book value of our common stock as of March 31, 2025 was $113,095,840, or $1.67 per share, based on 67,711,098 shares of common stock outstanding as of March 31, 2025.

After giving effect to the sale of shares of our common stock in this offering at the public offering price of $           per share, and after deducting estimated underwriting discounts and commissions and offering expenses, our as-adjusted net tangible book value as of March 31, 2025 would have been $              million, or $               per share. This represents an immediate increase in the as-adjusted net tangible book value of $              per share to existing stockholders and an immediate dilution in the as-adjusted net tangible book value of $              per share to new investors purchasing shares of our common stock in this offering.

The following table illustrates the dilution, assuming the underwriters do not exercise their option to purchase additional shares of common stock:

Public offering price per share			$
Historical net tangible book value per share as of March 31, 2025		$1.67
Increase in net tangible book value per share attributable to new investors	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to new investors participating in this offering			$

If the underwriters exercise its option to purchase additional shares of our common stock in full at the public offering price of per share, and after deducting estimated underwriting discounts and commissions and offering expenses payable by us, the as-adjusted net tangible book value would be approximately $              per share, representing an immediate increase in the as-adjusted net tangible book value of approximately $              per share to existing stockholders and an immediate dilution in the as-adjusted net tangible book value of $                 per share to new investors purchasing shares of our common stock in this offering.

The foregoing calculations exclude the following shares as of March 31, 2025:

●	options to purchase an aggregate of 6,089,759 shares of our common stock issued to our officers, directors, employees and non-employee consultants under our 2013 Stock Plan, 2019 Stock Plan and Amended and Restated 2019 Stock Plan, with an aggregate weighted average exercise price of $4.42 per share;

●	1,861,036 restricted stock units and performance stock units issuable into an aggregate of 1,861,036 shares of our common stock;

●	2,000 shares of Series C-3 Non-Voting Convertible Preferred Stock, which are convertible into 4,000 shares of our common stock;

●	89,623 shares of Series E Voting Convertible Preferred Stock, which are convertible into 391,953 shares of our common stock; and

●	48,909 shares of our common stock issuable for payment of deferred board compensation.

To the extent that any outstanding options, restricted stock units, performance stock units or convertible preferred stock are exercised or settled, new options are issued, or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there may be further dilution to purchasers of our common stock in this offering.

REGULATION

We are subject to regulation as described in “Item 1. Business” of our most recent Annual Report on Form 10-K, which is incorporated by reference herein. In addition, the discussion presented below supplements, updates, supersedes and/or replaces, as appropriate, the same discussion disclosed in the corresponding sections of such Form 10-K:

As previously disclosed, following the submission of a duplicate New Technology Add-On Payment (“NTAP”) application to Centers for Medicare and Medicaid Services (“CMS”), CMS issued the Inpatient Prospective Payment System (“IPPS”) 2024 proposed rule that includes a NTAP per hospital stay for DefenCath. This NTAP represents reimbursement to inpatient facilities of 75% of the wholesaler acquisition cost (“WAC”) price per 3 mL vial, and an average utilization of 19.5 vials per hospital stay. The final IPPS rule was amended as of October 1, 2024 to reflect the current WAC of $249.99 per 3ml vial resulting in a potential maximum NTAP of $3,656.10. In the IPPS proposed rule published on April 30, 2025, CMS proposes to continue NTAP for DefenCath for FY 2026.

On January 25, 2024, CMS determined that DefenCath should be classified as a renal dialysis service that is subject to the Medicare end-stage renal disease prospective payment system (“ESRD PPS”). The ESRD PPS provides bundled payment for renal dialysis services, but also affords a transitional drug add-on payment adjustment, or TDAPA, which provides temporary, additional payments for certain new drugs and biologicals. We submitted an application for TDAPA on January 26, 2024, and received confirmation that our application was approved on April 18, 2024 for a July 1, 2024 implementation. We also submitted a Healthcare Common Procedure Coding System (“HCPCS”) application for a J-code to CMS on December 8, 2023, for DefenCath, which is relevant to billing and the TDAPA application. The HCPCS J-code for DefenCath was published by CMS on April 2, 2024. Except in limited circumstances, TDAPA reimbursement is calculated based on 100 percent ASP (or 100 percent of wholesale acquisition price or manufacturers’ list price, respectively, if such data is unavailable). TDAPA and post-TDAPA add-on payment adjustments for DefenCath apply for five years (with such add-on payments applying to all ESRD PPS payments for years three through five). CMS confirmed a July 1, 2024 implementation date for HCPCS and TDAPA.

Healthcare Regulation

Federal and state healthcare laws, including fraud and abuse and health information privacy and security laws, also govern our business. If we fail to comply with those laws, we could face substantial penalties and our business, results of operations, financial condition and prospects could be adversely affected. Such laws include, but are not limited to: the federal Anti-Kickback Statute (“AKS”); federal pricing transparency and reporting laws and regulations; federal Physician Payments Sunshine Act and Open Payments requirements to track and report certain payments and other transfers of value; federal and state civil and criminal false claims laws, including the civil False Claims Act. Additionally, we are subject to state and local law equivalents of the above federal laws, which may be broader in scope and apply regardless of whether the payer is a governmental healthcare program. We may also be subject to certain state healthcare laws that may not have a federal parallel, such as pharmaceutical detailing and disclosure laws and requirements.

Should our compliance controls prove ineffective at preventing or mitigating the risk and impact of improper business conduct or inaccurate reporting in connection with applicable federal and state healthcare laws and regulations, we could be subject to enforcement actions and substantial penalties. If our operations are found to be in violation of any of these laws and regulations, we, or our officers or employees, may be subject to significant penalties, including administrative civil and criminal penalties, damages, fines, regulatory penalties, the curtailment or restructuring of our operations, exclusion from participation in Medicare, Medicaid and other federal and state healthcare programs, imprisonment, reputational harm, additional reporting requirements and oversight through a Corporate Integrity Agreement (“CIA”) or other monitoring agreement, any of which would adversely affect our ability to sell our products and operate our business and also adversely affect our financial results.

We are subject to federal government price reporting, such as those applicable to the Medicare Part B program, those under the Medicaid Drug Rebate Program (“MDRP”), the 340B Drug Pricing Program and individual state laws relating to pricing and sales and marketing practices. Manufacturers report Average Sales Price (“ASP”) data for Part B-covered drugs and biologicals and related items, services, supplies, and products that are paid as drugs or biologicals. We also participate in the MDRP and report ASP, Best Price and other metrics related to our participation in such programs. We pay rebates to state Medicaid agencies based on those metrics on Medicaid beneficiary utilization of products. In addition, we are required to sell our covered outpatient drugs at or below the 340B Ceiling Price to 340B Covered Entities. We are also required to discount our products to authorized users of the Federal Supply Schedule, under which additional laws and requirements apply. Each of these programs require submission of pricing data and calculation of discounts and/or rebates pursuant to complex statutory formulas and regulatory guidance, and the guidance governing such calculations is not always clear. Participation in the Federal Supply Schedule program also involves entry into government procurement contracts governed by the Federal Acquisition Regulations. Compliance with such requirements can require significant investment in personnel, systems and resources. Failure to properly calculate prices, or to offer required discounts or rebates could subject us to substantial penalties including, but not limited to, potential False Claims Act liability. CMS continues to issue guidance and rulemaking governing our participation in the MDRP, and we cannot predict how future guidance or rules would affect our profitability (including the potential for increases in our overall Medicaid rebate liability and the obligation to charge greatly reduced prices to 340B Covered Entities).

In the U.S., the federal and state governments are considering proposals or have enacted legislative and regulatory changes to the healthcare system that could affect our ability to sell our products profitably. Among policy makers and payers in the U.S., there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access.

There has been increasing legislative and enforcement interest in the U.S. with respect to drug pricing practices. In particular, there have been several recent U.S. Congressional inquiries, hearings and proposed and enacted federal legislation and rules, as well as executive orders and sub-regulatory guidance that may impact pricing for pharmaceutical products. These initiatives include, among others:

●	efforts to reevaluate, reduce or limit the prices of drugs and make them more affordable for patients;

●	implementation of additional data collection and transparency reporting regarding drug pricing, rebates, fees and other remuneration provided by drug manufacturers;

●	revisions to rules associated with ESRD PPS Transitional Drug Add-on Payment Adjustment (TDAPA);

●	potential revisions to rules associated with the calculation of average sales price;

●	revisions to rules associated with the calculation of average manufacturer price and best price under Medicaid;

●	changes to the MDRP that could significantly increase manufacturer rebate liability;

●	implementation of the inflation Reduction Act of 2022 (Inflation Reduction Act), including provisions that established a Medicare Drug Price Negotiation Program that allows CMS to “negotiate” prices for certain selected drugs covered under Medicare Part D and Part B and provisions that generally require manufacturers of Medicare Part B and Part D drugs to pay inflation rebates to the Medicare program if pricing metrics associated with their products increase faster than the rate of inflation;

●	potential elimination of the AKS discount safe harbor protection for manufacturer rebate arrangements with Medicare Part D plan sponsors; and

●	reevaluation of safe harbors under the AKS.

In addition, at the state level, legislatures have increasingly passed legislation and implemented regulations similar to those under consideration at the federal level, as well as laws designed to control pharmaceutical and biotherapeutic product pricing, including restrictions on pricing or reimbursement at the state government level, limitations on discounts to patients, marketing cost disclosure and transparency measures, restrictions or other limitations on patient assistance, and, in some cases, policies to encourage importation from other countries (subject to federal approval) and bulk purchasing. Certain states are also pursuing cost containment efforts through Prescription Drug Affordability Boards (“PDABs”) and similar entities.

In addition, on April 15, 2025, the Administration published Executive Order 14273 (90 Fed. Reg. 16441), “Lowering Drug Prices by Once Again Putting Americans First,” which generally directs the U.S. Department of Health and Human Services to take steps to reduce drug prices. On May 12, 2025, the Administration published Executive Order 14297 (90 Fed. Reg 20749), “Delivering Most-Favored-Nation Prescription Drug Pricing to American Patients” generally, among other things, directs certain executive officials to “communicate most-favored-nation price targets to pharmaceutical manufacturers to bring prices for American patients in line with comparably developed nations” and directs the Secretary of Commerce and the U.S. Trade Representative to “take all necessary and appropriate action to ensure foreign countries are not engaged in any act, policy, or practice that may be unreasonable or discriminatory or that may impair United States national security . . . including by suppressing the price of pharmaceutical products below fair market value in foreign countries.”

In addition, the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business.

These laws and regulations may affect our sales, marketing, and other promotional activities by imposing administrative and compliance burdens on us. In addition, given the lack of clarity with respect to these laws and their implementation, our reporting actions could be subject to the penalty provisions of the pertinent state and federal authorities.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on                      , 2025. RBC Capital Markets, LLC is acting as the representative of the underwriters. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally and not jointly agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of our common stock set forth opposite the underwriter’s name.

Underwriter	Number of Shares
RBC Capital Markets, LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

The underwriters have agreed to purchase the shares of our common stock from us at a price of $     per share, which will result in approximately $         million of proceeds to us before expenses. The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on NASDAQ, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and / or purchasers of shares of common stock for whom they may act as agent or to whom they may sell as principal.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional shares at the public offering price less the underwriting discounts and commissions. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares of our common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Lock-Ups

We and our officers and directors have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the representative, dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain customary exceptions, the representative in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

NASDAQ Global Market Listing

The shares are listed on the Nasdaq Global Market under the symbol “CRMD.”

Expenses and Reimbursements

We estimate that our portion of the total expenses of this offering will be $         , which includes the fees and expenses for which we have agreed to reimburse the underwriters.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares of our common stock, and stabilizing purchases.

●	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

●	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

●	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

●	Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market in order to cover short positions.

●	To close a naked short position, the underwriters must purchase shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the underwriters must purchase shares in the open market or must exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

●	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In addition, in connection with this offering, some of the underwriters (and selling group members, if any) may engage in passive market making transactions in the shares on the Nasdaq Global Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell the common stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriter that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the United Kingdom, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or;

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriter that it is a “qualified investor” within the meaning of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of FSMA.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to section 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products; and MAS notice FAA-N16: Notice on Recommendations on Investment Products). Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus supplement qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73 3(1) of the Securities Act (Ontario) as applicable,

●	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

●	where required by law, the purchaser is purchasing as principal and not as agent, and

●	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the representatives are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation. Australia

Neither this prospectus supplement nor the accompanying prospectus is a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, or has been lodged with the Australian Securities & Investments Commission, and each is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:

(A)	you confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

●	a person associated with the Company under Section 708(12) of the Corporations Act; or

●	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

you warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act. Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. The underwriters are being represented by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this registration statement have been audited by Marcum LLP (“Marcum”), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

CHANGE IN AUDITOR

Based on information provided by Marcum, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum, effective November 1, 2024. Marcum continued to serve as the Company’s independent registered public accounting firm through April 17, 2025. On April 17, 2025, Marcum resigned as the Company’s independent registered public accounting firm, and CBIZ CPAs was engaged to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2025, effective immediately. The engagement of CBIZ CPAs was approved by the Audit Committee of the Company’s Board of Directors. The services previously provided by Marcum will now be provided by CBIZ CPAs.

During the years ended December 31, 2024 and 2023, and through April 17, 2025, the Company did not consult with CBIZ CPAs regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The reports of Marcum regarding the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2024 and 2023, and through April 17, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its reports and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Marcum with a copy of our Current Report on Form 8-K filed with the SEC on April 22, 2025 prior to its filing and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated April 22, 2025, is filed as Exhibit 16.1 to such Current Report on Form 8-K and incorporated herein by reference.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statement. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are (other than those documents or the portions of those documents not deemed to be filed):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 25, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025;

●	our Current Reports on Form 8-K filed with the SEC on April 22, 2025 and June 25, 2025, provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus supplement;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 28, 2025; and

●	the description of capital stock set forth in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

CorMedix Inc.
300 Connell Drive, Suite 4200
Berkeley Heights, NJ
Telephone: (908) 517-9500

Prospectus

$150,000,000 of
Common Stock,
Preferred Stock,
Warrants,
Debt Securities and/or
Units

From time to time, we may offer and sell up to $150,000,000 in the aggregate of any combination of the securities described in this prospectus, either individually or in units, in one or more offerings in amounts, at prices and on the terms that we will determine at the time of offering. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement describing the method and terms of such offering.

We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers, or a combination of these methods, as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock trades on the Nasdaq Global Market under the trading symbol “CRMD.” At the close of business on May 8, 2024, the closing price of our common stock was $5.70 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

You should carefully read this prospectus, the applicable prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page 4 of this prospectus and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and in an applicable prospectus supplement and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement concerning factors you should consider before investing in our securities. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, of an indeterminate amount for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus or in the documents that we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all of the information contained in this prospectus and any accompanying prospectus in making your investment decision. We include cross-references in this prospectus and any accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus provides the pages on which these captions are located.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus or any prospectus supplement or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

This prospectus, any prospectus supplement, and any free writing prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context otherwise requires, “CorMedix,” the “Company,” “we,” “us,” “our” and similar names refer to CorMedix Inc.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus or any accompanying prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus or any accompanying prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus or any accompanying prospectus supplement applicable to that jurisdiction.

- ii -

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this Prospectus. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

- iii -

PROSPECTUS SUMMARY

This summary highlights certain information about us, the securities offered hereby and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and the securities offered hereby, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference into this prospectus, and the information referred to under the heading “Risk Factors” in this prospectus beginning on page 4, and in the documents incorporated by reference into this prospectus.

OUR COMPANY

We are a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions.

Our primary focus is on the commercialization of our lead product, DefenCath, in the U.S. The name DefenCath is the U.S. proprietary name that was approved by the U.S. Food and Drug Administration, or FDA.

DefenCath is an antimicrobial catheter lock solution (“CLS”) (a formulation of taurolidine 13.5 mg/mL, and heparin 1000 USP Units/mL) indicated to reduce the incidence of catheter-related bloodstream infections (“CRBSI”) in adult patients with kidney failure receiving chronic hemodialysis through a central venous catheter (“CVC”). It is indicated for use in a limited and specific population of patients. CRBSIs can lead to treatment delays and increased costs to the healthcare system when they occur due to hospitalizations, need for IV antibiotic treatment, long-term anticoagulation therapy, removal/replacement of the CVC, related treatment costs, as well as increased mortality. We believe DefenCath can address a significant unmet medical need.

On November 15, 2023, we announced that the FDA approved the new drug application, (“NDA”) for DefenCath to reduce the incidence of CRBSI in adult patients with kidney failure receiving chronic hemodialysis through a CVC. DefenCath is indicated for use in a limited and specific population of patients. DefenCath is the first and only FDA-approved antimicrobial CLS in the U.S. and was shown to reduce the risk of CRBSI by up to 71% in a Phase 3 clinical study. As a result of the November 2023 FDA approval, CorMedix is in the process of launching the product commercially.

DefenCath is listed in the Orange Book as having new chemical entity, (“NCE”) exclusivity (5 years) expiring on November 15, 2028, and the Generating Antibiotic Incentives Now or GAIN exclusivity extension of the NCE exclusivity (an additional 5 years) expiring on November 15, 2033. The GAIN exclusivity extension of 5 years is the result of the January 2015 designation of DefenCath as a Qualified Infectious Disease Product (“QIDP”).

We announced on April 26, 2023 that following the submission of a duplicate New Technology Add-On Payment (“NTAP”) application in the fourth quarter of 2022 to the Centers for Medicare & Medicaid Services (“CMS”), CMS has subsequently issued the Inpatient Prospective Payment System (“IPPS”) 2024 proposed rule that includes a NTAP of up to $17,111 per hospital stay for DefenCath. This NTAP represents reimbursement to inpatient facilities of 75% of the anticipated wholesaler acquisition cost price of $1,170 per 3 mL vial, and an average utilization of 19.5 vials per hospital stay. The final IPPS rule was published in early August 2023 and confirmed this payment amount in that final rule. This NTAP was conditioned upon the DefenCath NDA obtaining final FDA approval prior to July 1, 2024. As the NTAP was calculated by CMS based upon an anticipated wholesaler acquisition price, (“WAC”) of $1,170, and following FDA approval of the DefenCath NDA, an actual WAC of $249.99 per 3ml vial was established, we anticipate that CMS will revise the amount of the NTAP payment to reflect the actual WAC price in the next IPPS rulemaking, effective October 1, 2024. Upon the listing in the compendia of the actual WAC price of $249.99 per 3ml vial, the Company notified CMS of the new lower WAC pricing and recommended that CMS make an off-cycle adjustment to the NTAP to reflect the current lower WAC pricing amount. CMS subsequently communicated to the Company that they do not intend to update the NTAP reimbursement amount until the next review cycle in October 2024.

On January 25, 2024, CMS determined that DefenCath should be classified as a renal dialysis service that is subject to the Medicare end-stage renal disease prospective payment system ( “ESRD PPS”). The ESRD PPS provides bundled payment for renal dialysis services, but also affords a transitional drug add-on payment adjustment, or TDAPA, which provides temporary, additional payments for certain new drugs and biologicals. We submitted an application for TDAPA on January 26, 2024, and received confirmation that our application was approved on April 18, 2024. We also submitted a HCPCS application for a J-code to CMS on December 8, 2023, for DefenCath, which is relevant to billing and the TDAPA application. The HCPCS J-code for DefenCath was published by CMS on April 2, 2024. TDAPA reimbursement is calculated based on 100 percent ASP (or 100 percent of wholesale acquisition price or else manufacturers’ list price, respectively, if such data is unavailable). TDAPA and post-TDAPA add-on payment adjustments for DefenCath apply for five years (with such add-on payments applying to all ESRD PPS payments for years three through five). CMS confirmed a July 1, 2024 implementation date for HCPCS and TDAPA.

We may pursue additional indications for DefenCath use as a CLS in populations with unmet medical needs that may also represent potentially significant market opportunities. While we are continuing to assess these areas, potential future indications may include use as a CLS to reduce CRBSIs in total parenteral nutrition patients using a central venous catheter and in certain oncology patients using a central venous catheter. In 2024, the Company anticipates discussing with the FDA potential pathways for expanded indications.

We currently have one FDA approved source for each of our two key APIs for DefenCath, taurolidine and heparin sodium, respectively. With regards to taurolidine, we have a DMF filed with the FDA. There is a master commercial supply agreement between a third-party manufacturer and us in place from August 2018. We are currently in the process of identifying and qualifying an alternate third-party manufacturer for taurolidine under our existing DMF. With respect to heparin sodium API, we have identified an alternate third-party supplier and intend to qualify such supplier under the DefenCath NDA over the next twelve months.

We received FDA approval of DefenCath with finished dosage production from our European based contract manufacturing organization, (“CMO”) Rovi Pharma Industrial Services. We believe this CMO has adequate capacity to produce the volumes needed to meet near-term projected demand for the commercial launch of DefenCath.

We previously announced a commercial arrangement with Siegfried Hameln to qualify their site as an additional finished dosage manufacturing site for DefenCath. The Company submitted the NDA supplement to the FDA on May 7, 2024.

We announced on May 1, 2023 that the USPTO allowed our patent application directed to a locking solution composition for treating and reducing infection and flow reduction in central venous catheters. This application was granted on August 29, 2023 as U.S. Patent No. 11,738,120.  Our newly granted U.S. Patent reflects the unique and proprietary formulation of our product, DefenCath, for which we received FDA approval on November 15, 2023. This patent supplements the coverage of our existing licensed U.S. Patent No. 7,696,182, and has the potential to provide an additional layer of patent protection for DefenCath through 2042.

As part of the DefenCath approval letter, the FDA communicated the existence of a required pediatric assessment under the Pediatric Research Equity Act, or PREA. PREA requires sponsors to conduct pediatric studies for, among other things, NDAs for a new active ingredient, such as taurolidine in DefenCath, unless a waiver or deferral is obtained from the FDA. A deferral acknowledges that a pediatric assessment is required but permits the applicant to submit the pediatric assessment after the submission of an NDA. FDA deferred submission of the pediatric study for DefenCath because the product is ready for approval for use in adults and the pediatric study has not been completed. We are currently obligated to conduct the study communicated in the approval letter: an open-label, two-arm (DefenCath vs. standard of care) study to assess safety and time to CRBSI in subjects from birth to less than 18 years of age with kidney failure receiving hemodialysis via a central venous catheter. CorMedix intends to address the design and requirements for the pediatric study during our Type C meeting with the FDA during 2024. Because this is a required post-marketing study, we would be required to make annual reports to the FDA. Pediatric studies for an approved product conducted under PREA may qualify for pediatric exclusivity, which, if granted, provides an additional six months of exclusivity that attaches to the end of existing marketing exclusivity and patent periods for DefenCath. Depending on the timing of final report submission, DefenCath could potentially receive a total marketing exclusivity period of 10.5 years. However, there are factors that could affect whether this exclusivity is received or the duration of exclusivity, and DefenCath may or may not ultimately be eligible for the additional 0.5 years of exclusivity associated with this pediatric study.

The Company previously marketed and sold Neutrolin, a CLS product where we received CE-Mark approval for commercial distribution in the EU and other territories. The Company previously elected to discontinue sales of Neutrolin for lack of commercial viability. The winding down of our operations in the EU is nearly complete and Neutrolin sales in both the EU and the Middle East have been discontinued since 2022.

Corporate History and Information

We were organized as a Delaware corporation on July 28, 2006 under the name “Picton Holding Company, Inc.” and we changed our corporate name to “CorMedix Inc.” on January 18, 2007. Our operations to date have been primarily limited to conducting clinical trials and establishing manufacturing for our product candidates, licensing product candidates, business and financial planning, research and development, seeking regulatory approval for our products, initial commercialization activities for DefenCath in the U.S., and maintaining and improving our patent portfolio.

Our executive offices are located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922. Our telephone number is (908) 517-9500. Our website address is www.cormedix.com. Information contained in, or accessible through, our website does not constitute part of this prospectus.

Offerings Under This Prospectus

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, up to an indeterminate amount from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “risk factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also consider the risks referred to above and all of the other information contained in this prospectus and any accompanying prospectus supplement, and incorporated by reference into this prospectus and any accompanying prospectus supplement, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our securities could decline, and you might lose all or part of your investment in our securities.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities from time to time by a variety of methods, including:

●	on the Nasdaq Global Market or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock or other securities may be listed or quoted at the time of sale;

●	in privately negotiated transactions;

●	in an exchange distribution in accordance with the rules of the applicable exchange;

●	as settlement of short sales entered into after the date of the prospectus;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through broker-dealers, who may act as agents or principals;

●	through sales “at the market” to or through a market-maker;

●	in a block trade, in which a broker-dealer will attempt to sell a block as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	directly to one or more purchasers;

●	through agents;

●	in options transactions;

●	over the Internet;

●	any other method permitted pursuant to applicable law; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers.

We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of certain provisions of our capital stock. Such summary does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, as amended and our Second Amended and Restated Bylaws in each case, incorporated by reference as an exhibit to our most recent Form 10-K. The summary below is also qualified by provisions of such documents and applicable law.

Common Stock

General

Pursuant to our Amended and Restated Certificate of Incorporation, as amended, we are authorized to issue 160,000,000 shares of common stock, $0.001 par value per share. As of March 31, 2024, we had 54,959,270 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders, and there are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.

The holders of common stock are entitled to receive ratable dividends, if any, payable in cash, in stock or otherwise if, as and when declared from time to time by our Board of Directors out of funds legally available for the payment of dividends, subject to any preferential rights that may be applicable to any outstanding preferred stock. In the event of a liquidation, dissolution, or winding up of our Company, after payment in full of all outstanding debts and other liabilities, the holders of common stock are entitled to share ratably in all remaining assets, subject to prior distribution rights of preferred stock, if any, then outstanding. No shares of common stock have preemptive rights or other subscription rights to purchase additional shares of common stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to, and might be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. All shares of common stock that are acquired by us shall be available for reissuance by us at any time. Our common stock trades on the Nasdaq Global Market under the trading symbol “CRMD.” The Bank of America Corporation will act as transfer agent and registrar for the common stock.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of certain provisions of our preferred stock. Such summary does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation, as amended, and our Second Amended and Restated Bylaws and each Certificate of Designation for our Series C-3, E and G preferred stock, in each case, incorporated by reference as an exhibit to our most recent Form 10-K. The summary below is also qualified by provisions of such documents and applicable law.

Preferred Stock

Issued and Outstanding Preferred Stock

Under the terms of our Amended and Restated Certificate of Incorporation, as amended, our Board of Directors is authorized to issue up to 2,000,000 shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

As of March 31, 2024, of the 2,000,000 shares of preferred stock authorized, our Board of Directors has designated (all with par value of $0.001 per share): 200,000 shares as Series C-3 Non-Voting Convertible Preferred Stock; 92,440 shares as Series E Convertible Preferred Stock and 100,000 as Series G Convertible Preferred Stock. As of March 31, 2024, we had outstanding: 2,000 shares of Series C-3 Non-Voting Convertible Preferred Stock; 89,623 shares of Series E Convertible Preferred Stock and 89,999 shares of Series G Convertible Preferred Stock.

Series C-3 Non-Voting Convertible Preferred Stock

The Series C-3 Preferred Stock has the rights, privileges and terms described below.

Rank. The Series C-3 non-voting preferred stock will rank senior to our common stock; senior to any class or series of capital stock created after the issuance of the Series C-3 non-voting preferred stock; and junior to the Series E voting convertible preferred stock in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series C-3 preferred stock is convertible into 2 shares of our common stock (subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, or reclassifications affecting our common stock) at a per share price of $5.00 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series C-3 preferred stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series C-3 preferred stock will receive a payment equal to $10.00 per share of Series C-3 preferred stock before any proceeds are distributed to the holders of our common stock. After the payment of this preferential amount, and subject to the rights of holders of any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series C-3 preferred stock and holders of Series C-3 preferred stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock hereafter created that participates with the common stock in such distributions.

Voting Rights. Shares of Series C-3 preferred stock will generally have no voting rights, except as required by law and except that the consent of holders of two thirds of the outstanding Series C-3 preferred Stock will be required to amend the terms of the Series C-3 preferred stock or the certificate of designation for the Series C-3 preferred stock.

Dividends. Holders of Series C-3 preferred stock are entitled to receive, and we are required to pay, dividends on shares of the Series C-3 preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series C-3 preferred stock. Shares of Series C-3 preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series C-3 preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series C-3 preferred stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series C-3 preferred stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series C-3 preferred stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Series E Convertible Preferred Stock

Rank. The Series E voting preferred stock will rank senior to our common stock; senior to any class or series of capital stock created after the issuance of the Series E voting convertible preferred stock; senior to the Series C-3 non-voting convertible preferred stock; and on parity with the Series G voting convertible preferred stock in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series E preferred stock is convertible into 4.3733 shares of our common stock (subject to adjustment as provided in the certificates of designation for the Series E preferred stock) at a per share price of $3.75 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series E preferred stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series E preferred stock will receive a payment equal to $49.20 per share of Series E preferred stock on parity with the payment of the liquidation preference due the Series G preferred stock, but before any proceeds are distributed to the holders of common stock, and the Series C-3 non-voting convertible preferred stock. After the payment of this preferential amount, holders of Series E preferred stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock that participates with the common stock in such distributions.

Voting Rights. Shares of Series E preferred stock are entitled to vote on an as-converted basis, based upon an assumed conversion price of $7.93.

Dividends. Holders of Series E preferred stock are entitled to receive, and we are required to pay, dividends on shares of the Series E preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series E preferred stock. Shares of Series E preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series E preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E preferred stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series E preferred stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series E preferred stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Debt Restriction. As long as any of the Series E preferred stock is outstanding, we cannot create, incur, guarantee, assume or suffer to exist any indebtedness, other than (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) up to $10 million aggregate principal amount of indebtedness with a maturity less than twelve months outstanding at any time, which amount may include up to $5 million of letters of credit outstanding at any time.

Other Covenants. In addition to the debt restrictions above, as long as any of the Series E preferred stock is outstanding, we cannot, among others things: create, incur, assume or suffer to exist any encumbrances on any of our assets or property; redeem, repurchase or pay any cash dividend or distribution on any of our capital stock (other than as permitted, which includes the dividends on the Series E preferred stock and Series G preferred stock); redeem, repurchase or prepay any indebtedness (other than as permitted); or engage in any material line of business substantially different from our current lines of business.

Purchase Rights. In the event we issue any options, convertible securities or rights to purchase stock or other securities pro rata to the holders of common stock, then a holder of Series E preferred stock will be entitled to acquire, upon the same terms a pro rata amount of such stock or securities as if the Series E preferred stock had been converted to common stock.

Series G Convertible Preferred Stock

Rank. The Series G voting convertible preferred stock will rank senior to our common stock; senior to any class or series of capital stock created after the issuance of the Series G voting convertible preferred stock; junior to the Series C-3 non-voting convertible preferred stock, pending the consent of the holders of such series to the subordination thereof; and on parity with the Series E voting convertible preferred stock in each case, as to dividends or distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Conversion. Each share of Series G preferred stock is convertible into approximately 55.5978 shares of our common stock (subject to adjustment as provided in the certificate of designation for the Series G preferred stock) at a per share price of $3.37 at any time at the option of the holder, except that a holder will be prohibited from converting shares of Series G preferred stock into shares of common stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, holders of Series E preferred stock will receive a payment equal to $187.36452 per share of Series G preferred stock on parity with the payment of the liquidation preference due the Series E preferred stock, but before any proceeds are distributed to the holders of Series C-3 preferred stock (pending the consent of the holders of such series to the subordination thereof) and any proceeds are distributed to the holders of common stock. After the payment of this preferential amount, holders of Series G preferred stock will participate ratably in the distribution of any remaining assets with the common stock and any other class or series of our capital stock that participates with the common stock in such distributions.

Voting Rights. Shares of Series G preferred stock are entitled to vote on an as-converted basis, based upon an assumed conversion price of $7.93.

Dividends. Holders of Series G Preferred stock are entitled to receive, and we are required to pay, dividends on shares of the Series G preferred stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of the common stock when, as and if such dividends (other than dividends in the form of common stock) are paid on shares of the common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series G preferred stock. Shares of Series G preferred stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series G preferred stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series G preferred stock on any national securities exchange or trading system.

Fundamental Transactions. If, at any time that shares of Series G preferred stock are outstanding, we effect a merger or other change of control transaction, as described in the certificate of designation and referred to as a fundamental transaction, then a holder will have the right to receive, upon any subsequent conversion of a share of Series G preferred stock (in lieu of conversion shares) for each issuable conversion share, the same kind and amount of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of a share of common stock.

Debt Restriction. As long as any of the Series G preferred stock is outstanding, we cannot create, incur, guarantee, assume or suffer to exist any indebtedness, other than (i) trade payables incurred in the ordinary course of business consistent with past practice, and (ii) up to $10 million aggregate principal amount of indebtedness with a maturity less than twelve months outstanding at any time, which amount may include up to $5 million of letters of credit outstanding at any time.

Other Covenants. In addition to the debt restrictions above, as long as any of the Series G preferred stock is outstanding, we cannot, among others things: create, incur, assume or suffer to exist any encumbrances on any of our assets or property; redeem, repurchase or pay any cash dividend or distribution on any of our capital stock (other than as permitted, which includes the dividends on the Series E preferred stock and the Series G preferred stock); redeem, repurchase or prepay any indebtedness (other than as permitted); or engage in any material line of business substantially different from our current lines of business.

Purchase Rights. In the event we issue any options, convertible securities or rights to purchase stock or other securities pro rata to the holders of common stock, then a holder of Series G preferred stock will be entitled to acquire, upon the same terms a pro rata amount of such stock or securities as if the Series G preferred stock had been converted to common stock.

Transfer Agent and Registrar

The Bank of America Corporation will act as transfer agent and registrar for the Series C-3, E and G Preferred Stock.

Description of Preferred Stock That May Be Offered

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by our stockholders. The shares of preferred stock outstanding are described above. The issuance of new or additional preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company.

We will fix the rights, preferences, privileges and restrictions of any new series of preferred stock in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Certain Anti-Takeover Provisions of Delaware Law and of Our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions in our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as well as provisions of the General Corporation Law of the State of Delaware, or DGCL, may discourage, delay or prevent a merger, acquisition or other change in control of our company, even if such a change in control would be beneficial to our stockholders. These provisions include the following:

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	prohibiting our stockholders from fixing the number of our directors; and

●	establishing advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to our Board of Directors.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, we are subject to Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by the board of directors. This provision could have the effect of discouraging, delaying or preventing someone from acquiring us or merging with us, whether or not it is desired by, or beneficial to, our stockholders. Any provision of our Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we may offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated therein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to reports that we file with the SEC and incorporated by reference in this prospectus:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We might issue units composed of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, warrant and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We may choose to evidence each series of units by unit certificates that we would issue under a separate agreement. If we choose to evidence the units by unit certificates, we will enter into the unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Willkie Farr and Gallagher LLP, New York, New York.

EXPERTS

The consolidated balance sheets of CorMedix Inc. as of December 31, 2023 and 2022 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, have been incorporated herein by reference in reliance on the report of Marcum LLP, independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.cormedix.com as soon as reasonably practicable after filing such documents with the SEC. Any requests for this information should be made by calling or sending a letter to the Corporate Secretary of the Company, c/o CorMedix Inc., at our office located at 300 Connell Drive, Suite 4200, Berkeley Heights, NJ 07922.

SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on the Nasdaq Global Market, and you can read and inspect our filings at the offices of the Nasdaq Global Market at 151 W. 42nd Street, New York, NY 10036.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus supplement. Statements in this prospectus and any applicable accompanying prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained as described above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC pursuant to Section 13 of the Exchange Act on March 12, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024.

●	the description of our capital stock contained in Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on March 12, 2024, including any amendment or report filed for the purpose of updating such description; and

●	all of the filings pursuant to the Exchange Act after the date of the filing of the registration statement and prior to the effectiveness of the registration statement.

In addition, all documents subsequently filed by us after the date of the initial registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus and any applicable prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus and any applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to CorMedix Inc., Attention: Corporate Secretary, 300 Connell Drive, Suite 4200, Berkeley Heights, New Jersey 07922, (908) 517-9500.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus and any applicable prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

$85,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner

RBC Capital Markets

              , 2025